Exhibit 10.29

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) dated as of NOVEMBER 3, 2016, is made by VINTAGE STOCK, INC., a Missouri corporation (“Debtor”), with its principal office and mailing address at 202 E. 32nd Street, Joplin, MO 64804, in favor of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, whose office address is at 2000 McKinney Avenue, Suite 700, Dallas (Dallas County), TX 75201 (together with its successors and assigns, “Secured Party”).

WITNESSETH:

A.       Debtor has requested that Secured Party make a loan or loans to or for the account of Debtor pursuant to that certain LOAN AGREEMENT by and between Debtor and Secured Party of even date herewith (as renewed, modified, amended or restated from time to time, the “Agreement”).

B.       Secured Party has conditioned its agreement to make such loan or loans under the Agreement upon Debtor’s execution and delivery of this Security Agreement.

NOW, THEREFORE, to induce Secured Party to make a loan or loans to or for the account of Debtor, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party, as follows:

ARTICLE I
GENERAL

Section 1.01       Terms Defined in Agreement and Code. All terms used herein which are not otherwise defined shall mean as in the Agreement; terms not defined in the Agreement and defined in the Code shall have the same meaning herein unless otherwise defined herein or the context otherwise requires. “Code” shall mean the Uniform Commercial Code as presently in effect in the State of Texas, Texas Business & Commerce Code Annotated, Sections 1.101 through 11.108.

ARTICLE II
SECURITY INTEREST

Section 2.01       Grant of Security Interest. Debtor hereby grants and confirms that it has granted to Secured Party a security interest in, a general lien upon, and a right of set-off against the following described collateral, except to the extent expressly prohibited by a document relating to a Permitted Lien (the “Collateral”):

(a)               all of Debtor’s accounts of any kind (including all leases) whether now existing or hereafter arising (herein called the “Accounts”); all chattel paper (including electronic chattel paper, hereinafter collectively referred to as “chattel papers”), documents and instruments whether now existing or hereafter arising relating to the Accounts; all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any Accounts or any such chattel papers, documents and instruments; and all returned or repossessed goods arising therefrom or relating to any Accounts, or other proceeds of any sale or other disposition of inventory;

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(b)               all of Debtor’s investment property, payment intangibles, letter of credit rights and general intangibles of any kind whether now existing or hereafter arising including, without limitation the following (herein called the “General Intangibles”):

(i)                 all leases of personal property;

(ii)              all copyrights, trademarks, trademark registrations and applications for registration, trade names, corporate names, trade styles, service marks, logos, other source and business identifying marks, together with any goodwill associated therewith, and all patents, patent applications, and all renewals, extensions and continuations in part of the above, any written agreement granting any right to use any copyright, trademark, trademark application or registration, patent, patent application or registration, and the right to sue for past, present and future infringements of the foregoing including the intellectual property collateral set forth on Schedule 3.20 to the Agreement attached thereto; and

(iii)            all chattel papers, documents and instruments whether now existing or hereafter arising relating to the General Intangibles; and all rights now or hereafter existing in and to all security agreements, leases, licenses and other contracts securing or otherwise relating to any General Intangibles or such chattel papers, documents and instruments;

(c)               all of Debtor’s inventory, goods, machinery, equipment, furniture, fixtures and parts in all of their forms, whether now owned or hereafter acquired and wherever located, all parts thereof and all accessions or additions thereto and products thereof, whether now owned or hereafter acquired (any and all such inventory, goods, machinery, equipment, furniture, fixtures, parts, accessions, additions and products herein called the “Goods”); and including, without limiting the foregoing, the Goods located at Debtor’s places of business listed on Schedule 3.01 to the Agreement; all chattel papers, documents and instruments whether now existing or hereafter arising relating to the Goods; and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any Goods or any such chattel papers, documents and instruments;

(d)               all of Debtor’s chattel papers, letters of credit, notes, documents and instruments (herein called the “Instruments”) whether now existing or hereafter arising; and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such chattel papers, documents and instruments;

(e)               any additional Property from time to time delivered to or deposited with Secured Party or any agent bank of Secured Party, whether as security for the Indebtedness or otherwise;

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(f)                all commercial tort claims, deposit accounts, money letter of credit rights, payment intangibles or software; and

(g)               the proceeds, products, additions, substitutions and accessions of and to any and all of the foregoing property or assets and all supporting obligations relating thereto; and all of Debtor’s books, records, reports, memoranda and data compilations, in any form (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and any other computer materials and records), of Debtor pertaining to any and all of the foregoing property or assets.

Notwithstanding anything to the contrary contained herein, the security interests and Liens granted under this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property, and to the extent that any Collateral later becomes Excluded Property, the Lien and security interest granted hereunder will automatically be deemed to have been terminated and released; provided further that, if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein. As used in this Security Agreement, “Excluded Property” means: (i) any leasehold interests in real property; (ii) all cars, trucks, trailers and other vehicles or assets subject to certificates of title under the laws of any state; (iii) any assets with respect to which Secured Party determines, in its sole discretion, that the burden or costs of creating and/or perfecting such a security interest therein is excessive in relation to the benefit to Secured Party of the security to be afforded thereby; (iv) payroll and other employee wage and benefit accounts, tax accounts, including, without limitation, sales tax accounts, and fiduciary or trust accounts; (v) any permit, lease, license, contract or other Instrument of Debtor to the extent the grant of a security interest in such permit, lease, license, contract or other Instrument in the manner contemplated by this Security Agreement, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter Debtor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter Debtor’s rights could not be rendered ineffective pursuant to the Code or any other applicable law (including bankruptcy and debtor relief laws) or principles of equity; provided, further, that in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable law, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall not be included as Excluded Property hereunder; (vi) any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision, such intent-to-use trademark application shall be considered Collateral; (vii) any voting capital stock in excess of 65% of the issued and outstanding voting capital stock of any foreign Subsidiary; or (viii) margin stock; provided, that the security interest granted to Secured Party under this Agreement shall attach immediately to any asset of Debtor at such time as such asset ceases to be “Excluded Property” described in any of the foregoing clauses (i) through (viii) above; provided, further, Excluded Property shall not include any proceeds, products, substitutions or replacements of any Excluded Property (unless such proceeds, products, substitutions or replacements would themselves otherwise constitute Excluded Property).

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Section 2.02       Indebtedness Secured. The security interest in, general lien upon, and right of set-off against the Collateral is granted to Secured Party to secure the Indebtedness.

Section 2.03       License. Secured Party is hereby granted a non-exclusive license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit to the extent assignable and to the extent Debtor has such rights. In addition, Debtor hereby irrevocably agrees that Secured Party may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor’s inventory directly to any Person, including without limitation Persons who have previously purchased Debtor’s inventory from Debtor and in connection with any such sale or other enforcement of Secured Party’s rights under this Security Agreement, may sell inventory which bears any trademark owned by or licensed to Debtor and any inventory that is covered by any copyright owned by or licensed to Debtor and Secured Party may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such inventory as provided herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of the Indebtedness and any extension of credit thereunder) that:

Section 3.01       Information. All information supplied and statements (including financial statements), certificates or data furnished or made by Debtor (or any officer, attorney or accountant of Debtor) to Secured Party (including, without limitation, any extracts from or copies of the Books and Records) in connection with the Indebtedness and/or this Security Agreement, whether contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid and genuine in all material respects. No information, statements, certificate, exhibit or report furnished by Debtor to Secured Party in connection with the Indebtedness and/or this Security Agreement contains any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading in light of the circumstances when made.

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Section 3.02       Status of Accounts. Each Account now existing represents, and each Account hereafter arising will represent, the valid and legally enforceable indebtedness of a bona fide account debtor arising from the sale, lease or rendition by Debtor of goods and/or services and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Secured Party in writing; such goods will have been delivered to, or be in the process of being delivered to, and such services will have been rendered by Debtor to the account debtor and accepted by the account debtor; and the amount shown as to each Account on Debtor’s books will be the true amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

Section 3.03       Status of Related Rights. All Related Rights are, and those hereafter arising will be, valid and genuine in all material respects. Any chattel paper included in the Related Rights has, and those hereafter arising will have, only one duplicate original counterpart which constitutes chattel paper or collateral within the meaning of the Code or the law of any applicable jurisdiction. “Related Rights” shall mean all chattel papers, documents and instruments relating to the Accounts or General Intangibles and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel papers, documents and instruments.

Section 3.04       Status of Books and Record. All Books and Records have been, and those entries hereafter made therein will be, made in the regular course of Debtor’s business; made on the basis of information recorded or transmitted (or to be recorded or transmitted) by a Person, either an employee or representative of Debtor, with knowledge of the acts, events, conditions, opinions or diagnoses recorded therein and in the regular course of Debtor’s business; made at or near the time of the act, event, condition, opinion or diagnosis recorded therein and in the regular course of Debtor’s business; and contain full, true and correct entries, in all material respects, of all dealings or transactions relating to the Accounts, General Intangibles, Goods, Related Rights and other Collateral, in accordance with generally accepted accounting principles, consistently applied. “Books and Records” shall mean all books, records, reports, memoranda, and/or data compilations, in any form (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and any other computer materials and records), of Debtor pertaining to any of the Accounts, General Intangibles, Goods, and any other Property included in the Collateral.

Section 3.05       Mobile Goods. In the event any of the Goods are mobile, such Goods are of a type normally used in more than one jurisdiction, such as motor vehicles, fuel, trailers, rolling stock, airplanes, shipping containers, road building and construction machinery and commercial harvesting machinery and the like.

Section 3.06       Certificate of Title. In the event any of the Goods with a value in excess of $50,000 are covered by a certificate of title, such Goods are specifically identified on Exhibit A attached hereto.

Section 3.07       Collateral Not Covered by Documents. None of the Goods included in the Collateral are, and at the time the security interest in favor of Secured Party attaches, none of the after acquired Goods included in the Collateral will be, covered by any Document (as defined in the Code or in the Uniform Commercial Code of any state other than Texas where the Goods are (or will be) located).

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Section 3.08       Status of Instruments. Each Instrument now existing is, and each Instrument hereafter will be, the valid and legally enforceable indebtedness of a bona fide maker thereof for good and valuable consideration, of which a Debtor is the owner and holder, and is not and will not be subject to set-offs, counterclaims or defenses by any maker except as disclosed to Secured Party in writing; and the amount shown on the relevant Debtor’s books in respect thereof will be the true amount owing (unless otherwise identified in writing to Secured Party) and unpaid thereon. Each Instrument with a face amount in excess of $10,000 is endorsed to Secured Party and is in the possession of Secured Party, unless (a) Secured Party shall otherwise consent in writing and (b) each Instrument subject to such consent bears a legend, in form and substance satisfactory to Secured Party, indicating that such Instrument is subject to a security interest granted by this Security Agreement.

ARTICLE IV

COVENANTS

A deviation from the provisions of this Article IV shall not constitute an event of default under this Security Agreement if, prior to the occurrence thereof, such deviation is consented to in writing by Secured Party. Without the prior written consent of Secured Party, Debtor will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Indebtedness (other than contingent indemnification obligations) is outstanding.

Section 4.01       Financing Statement Filings. Debtor authorizes Secured Party to prepare and file financing statements pertaining to the Collateral with the central filing office of its jurisdiction of organization, or in any other jurisdiction in which Secured Party deems such a filing to be necessary or appropriate. Debtor will notify Secured Party within TEN (10) days of the occurrence of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting security interests in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) prior to any Collateral becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof; (b) to the extent required under the Agreement, upon demand of Secured Party, furnish written consent(s) to Secured Party’s security interest and/or disclaimer(s) signed by any Person having an interest in such real estate or other Collateral referred to in clause (a) above; and (c) not, without at least THIRTY (30) days’ prior written notice to Secured Party, change Debtor’s name, state of incorporation, identity or corporate structure without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. In any notice furnished pursuant to this Section, Debtor will expressly state that the notice contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

Section 4.02       [Reserved].

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Section 4.03       Possession of Collateral. Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it. Otherwise, the Collateral shall remain in Debtor’s possession or control at all times at Debtor’s risk of loss and shall (except for temporary removal consistent with its normal use) be kept at the locations represented or permitted pursuant to the Agreement and any other location specified in writing to Secured Party (other than with respect to mobile Goods (such as phones, laptop computers and the like) in the possession of employees and consultants in the ordinary course of business).

Section 4.04       Further Assurances. Debtor (i) will not remove a material portion of any Goods included in the Collateral from the jurisdiction in which such Goods are located without first notifying the Secured Party other than fuel inventory and mobile Goods in the ordinary course of business; (ii) will mark conspicuously any and all chattel paper included in the Collateral and its Books and Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party indicating that such chattel paper or Collateral is subject to the security interest granted by this Security Agreement; and (iii) will, in the event any Account, General Intangible or Related Right is evidenced by a note or other instrument with a face amount in excess of $10,000, transfer, deliver and assign to Secured Party such note or other instrument duly endorsed and accompanied by duly executed instruments of transfer and assignment, all in form and substance reasonably satisfactory to Secured Party, to be held by Secured Party as Collateral under this Security Agreement.

Section 4.05       Filing Reproductions. At the option of Secured Party, a carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral shall be sufficient as a financing statement and may be filed as a financing statement.

Section 4.06       [Reserved].

Section 4.07       Compromise of Collateral. Debtor will not adjust, settle, compromise, release (wholly or partially) any account debtor or obligor with respect to, or allow any credit (other than proceeds subject to Section 4.09(c) hereof) or discount with respect to any of the Collateral without the prior written consent of Secured Party, except in the ordinary course of business.

Section 4.08       Account Obligations. Debtor will duly perform or cause to be performed all obligations of Debtor with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account or Instrument.

Section 4.09       Collection and Enforcement of Accounts, General Intangibles and Related Rights.

(a)               Except as otherwise provided in Section 4.09(b) hereof, Debtor shall continue to collect, at its own expense, all amounts due or to become due to Debtor with respect to the Accounts, General Intangibles, Instruments and Related Rights in accordance with the provisions of the Agreement. In connection with such collections, Debtor may take (and, following the occurrence and during the continuation of an Event of Default, at Secured Party’s direction, shall take) such action as Debtor or Secured Party may deem necessary or advisable to enforce collection of the Accounts, General Intangibles and Related Rights.

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(b)               Notwithstanding the provisions of Section 4.09(a) hereof, Secured Party shall have the right at any time and from time to time, whether with or without written notice to Debtor of its intention to do so, following the occurrence and during the continuation of an Event of Default, to contact account debtors or obligors under any or all of the Accounts, General Intangibles, Instruments or Related Rights in order to verify information about Debtor’s accounts, to notify such account debtors or obligors of the assignment and security interest of Secured Party in such Accounts, General Intangibles, Instruments or Related Rights and to direct such account debtors or obligors to make payment of all amounts due or to become due Debtor thereunder directly to Secured Party. Upon exercising such right following the occurrence and during the continuation of an Event of Default, Secured Party may additionally, at the expense of Debtor, enforce collection of any or all of the Accounts, General Intangibles, Instruments and Related Rights and may adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done.

(c)               During the term of the Agreement, (i) all amounts and proceeds (including chattel paper, notes and instruments) received by Debtor in respect of the Accounts, General Intangibles, Instruments and Related Rights (1) collected and deposited in a deposit account of Debtor as required under the Agreement; and (ii) upon notice by Secured Party to Debtor that Secured Party either intends to exercise the rights and remedies granted in Section 4.09(b) hereof following the occurrence and during the continuation of an Event of Default or that it has so exercised one or more of the rights or remedies granted to it in Section 4.09(b) hereof, as the case may be (it being understood and agreed that the foregoing shall not in any fashion require the Secured Party to give notice of its intent to exercise, or its exercise of, the right and remedies granted to it in Section 4.09(b) hereof), Debtor shall forthwith deliver to Secured Party, to be maintained under the control of Secured Party, the Books and Records relating to the Accounts, the General Intangibles, the Instruments and the Related Rights for the purpose of enabling Secured Party to exercise its rights and remedies under this Security Agreement.

Section 4.10       Proceeds. To the extent required under the Agreement, Debtor will deliver to Secured Party promptly upon receipt, all proceeds received by Debtor from the sale or other disposition of the Collateral in the exact form in which they are received, or in such other form as Secured Party may from time to time direct. To evidence Secured Party’s rights in this regard, following the occurrence and during the continuation of an Event of Default, Debtor will assign or endorse proceeds to Secured Party as Secured Party requests. Upon request of Secured Party following the occurrence and during the continuation of an Event of Default, Debtor will notify obligors on all of the Collateral to make payments directly to Secured Party, and Secured Party may endorse as Debtor’s agent any checks, instruments, chattel paper or other documents connected with the Collateral, take control of proceeds of the Collateral and may hold the proceeds as part of the Collateral and may use cash proceeds to reduce any part of the Indebtedness, or otherwise, and take any action necessary to obtain, preserve and enforce the security interests and liens granted hereunder and maintain and preserve the Collateral.

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ARTICLE V
RIGHTS AND REMEDIES

Section 5.01       With Respect to Collateral. Following the occurrence and during the continuation of an Event of Default, Secured Party is hereby fully authorized and empowered (without necessity of any further consent or authorization from Debtor) and the right is expressly granted to Secured Party, and Debtor hereby constitutes, irrevocably appoints and makes Secured Party Debtor’s true and lawful attorney-in-fact and agent for Debtor and in Debtor’s name, place and stead, which appointment is coupled with an interest in the Collateral, with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, for Secured Party’s sole use and benefit, but at Debtor’s cost and expense, to exercise without notice, all or any of the following powers at any time with respect to all or any of the Collateral:

(a)               to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

(b)               to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and nonnegotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

(c)               to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(d)               to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectually as if Secured Party were the absolute owner thereof;

(e)               to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto; and

(f)                to enter any post office box and take all items therefrom, to open the same and, after taking all remittances, to return any remaining items to Debtor and to change any post office box to any address or post office box Secured Party chooses;

provided, however, that Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

Section 5.02       [Reserved].

Section 5.03       Default, Events. At the option of Secured Party and without necessity of demand or notice, all or any part of the Indebtedness shall immediately become due and payable irrespective of any agreed maturity and any obligation of Secured Party for further financial accommodation shall terminate upon the happening of any “Event of Default” under the Agreement.

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Section 5.04       Default, Remedies. If all or any part of the Indebtedness shall become due and payable as specified in Section 5.03 hereof following the occurrence and during the continuation of an Event of Default, Secured Party may then, or at any time thereafter apply, set off, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as Secured Party may reasonably deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Indebtedness. All demands, notices and advertisements, and the presentment of property at sale, are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor agrees that TEN (10) days’ prior written notice shall constitute reasonable notice. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

Section 5.05       Proceeds. The proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in Section 9.615 of the Code as presently in effect.

Section 5.06       Deficiency. Debtor shall remain liable to Secured Party for any Indebtedness, advances, costs, charges and expenses, together with interest thereon remaining unpaid and upon demand following the occurrence and during the continuation of an Event of Default, shall pay the same immediately to Secured Party at Secured Party’s offices.

Section 5.07       Secured Party’s Duties. The powers and remedies conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such power or remedy except as required by applicable law. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with the Collateral or the Indebtedness, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Indebtedness or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

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Section 5.08       Secured Party’s Actions. Debtor waives any right to require Secured Party to proceed against any Person, exhaust any Collateral, or have any Other Liable Party joined with Debtor in any suit arising out of the Indebtedness or this Security Agreement or pursue any other remedy in Secured Party’s power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, renewal or extension for any period of any of the Indebtedness from time to time; and waives any defense arising by reason of any disability or other defense of Debtor or of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of Debtor or of any Other Liable Party. All dealings between Debtor and Secured Party, whether or not resulting in the creation of Indebtedness, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement. Until all Indebtedness shall have been indefeasibly paid in full, Debtor shall not have any right to subrogation, and Debtor waives any right to enforce any remedy which Secured Party now has or may hereafter have against Debtor or any Other Liable Party and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness, from time to time to (a) take and hold any other Property as collateral, other than the Collateral, for the payment of any or all of the Indebtedness, and exchange, enforce, waive and release any or all of the Collateral or such other Property; (b) following the occurrence and during the continuation of an Event of Default apply the Collateral or such other Property and direct the order or manner of sale thereof as Secured Party in its discretion may determine; (c) renew and/or extend for any period, accelerate, modify, compromise, settle or release the obligation of Debtor or any Other Liable Party with respect to any or all of the Indebtedness or Collateral; and (d) release or substitute Debtor or any Other Liable Party. “Other Liable Party” shall mean any Person other than Debtor, primarily or secondarily liable for any of the Indebtedness or who grants Secured Party a lien upon and/or a security interest on any Property as security for any of the Indebtedness.

Section 5.09       [Reserved].

Section 5.10       Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Indebtedness. No security taken hereafter as security for payment of the Indebtedness shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

Section 5.11       Continuing Agreement. This is a continuing agreement and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness (other than contingent indemnification obligations) is indefeasibly paid in full as the same becomes due and payable; until Secured Party has no further obligation to advance monies to Debtor or any Other Liable Party. Furthermore, it is contemplated by the parties hereto that there may be times when no Indebtedness is owing; but notwithstanding such occurrence, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent Indebtedness; provided that Secured Party has not executed a written termination statement. Otherwise this Security Agreement shall continue irrespective of the fact that the personal liability of any Other Liable Party may have ceased, and notwithstanding the bankruptcy or incapacity of Debtor or the death, incapacity or bankruptcy of any Other Liable Party or any other event or proceeding affecting Debtor or Other Liable Party.

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Section 5.12       Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any of the other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code, as amended.

Section 5.13       Exercise of Right. Time shall be of the essence for the performance of any act under this Security Agreement or the Indebtedness by Debtor or any Other Liable Party, but neither Secured Party’s acceptance of partial or delinquent payment nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or any Other Liable Party or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or of the exercise of any other right, power or remedy.

Section 5.14       Remedy and Waiver. Secured Party may remedy any default and may waive any default without waiving the default remedied or waiving any prior or subsequent default.

Section 5.15       Non-Judicial Remedies. Secured Party may enforce its rights hereunder without resort to prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargaining at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

ARTICLE VI
MISCELLANEOUS

Section 6.01       Debtor. The term “Debtor” as used throughout this Security Agreement shall include the respective successors, legal representatives, heirs and assigns of Debtor.

Section 6.02       Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party (or any failure to so exercise) of any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Indebtedness from full liability on the Indebtedness and for any deficiency thereon.

Section 6.03       Notices. Any notice or demand to Debtor under this Security Agreement or in connection with this Security Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Debtor at the address of Debtor appearing on the records of the Secured Party, in the U.S. Mail, but actual notice, however given or received, shall always be effective.

Section 6.04       Construction. This Security Agreement has been made in and the security interest granted hereby is granted in and both shall be governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interest granted hereby) and of the United States of America, as applicable, in all respects, including matters of construction, validity, enforcement and performance.

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Section 6.05       Amendment and Waiver. This Security Agreement may not be amended, altered, or modified (nor may any of its terms be waived) except in a writing duly signed by an authorized officer of Secured Party and by Debtor.

Section 6.06       Invalidity. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

Section 6.07       Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon Debtor and shall inure to the benefit of Secured Party, its successors and assigns.

Section 6.08       Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

Section 6.09       Titles of Articles and Sections. All titles or headings to articles, sections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 6.10       Exhibits. All exhibits to this Security Agreement are incorporated herein by reference for all purposes.

Section 6.11       Conflict of Terms. If any provision contained in this Security Agreement is in direct conflict with, or inconsistent with, any provision of the Agreement, the provision in the Agreement shall govern and control.

Section 6.12       Disclosure Relating to Collateral Protection Insurance. As of the date of this disclosure, Debtor and Secured Party have or shall have consummated a transaction pursuant to which Secured Party has agreed to make Loans to Debtor. Debtor has pledged Collateral to secure the Indebtedness in accordance with the Security Instruments. This notice relates to Debtor’s obligations with respect to insuring the Collateral against damage. To this end, Debtor must do the following:

(a)               Keep the Collateral insured against damage as required in the Agreement;

(b)               Purchase the insurance from an insurer that is authorized to do business in Texas or an eligible surplus lines insurer;

(c)               Name Secured Party the person to be paid under the policy in the event of loss; and

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(d)               Deliver to Secured Party a copy of the policy and proof of the payment of premiums.

Secured Party may obtain collateral protection insurance on behalf of Debtor at Debtor’s expense if Debtor fails to meet any of the foregoing requirements.

Section 6.13       Multiple Originals. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Security Agreement may be executed by facsimile or “pdf” and each party has the right to rely upon a facsimile or “pdf ‘ counterpart of this Security Agreement signed by the other party to the same extent as if such party had received an original counterpart.

Section 6.14       Intercreditor Agreement. Notwithstanding anything in the Security Instruments to the contrary, the liens and security interests granted to Lender pursuant to this Security Agreement and the exercise of any right or remedy Lender hereunder are subject to the provisions of that certain Intercreditor Agreement dated as of the date hereof, among Lender, WILMINGTON TRUST, NATIONAL ASSOCIATION, as agent, and Debtor (as the same may be amended, supplemented, modified or replaced from time to time) (the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the date set forth hereinabove.

DEBTOR:

VINTAGE STOCK, INC.

/s/ Rodney Spriggs

Rodney Spriggs

CEO and President

ACCEPTED and acknowledged by:

SECURED PARTY:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By: ___________________________

Name: _________________________

Title: __________________________

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EXHIBIT A

GOODS COVERED BY CERTIFICATE OF TITLE

NONE.

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